Exhibit 10.10

THIS UNSECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS UNSECURED PROMISSORY NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

EVO TRANSPORTATION & ENERGY SERVICES, INC.

UNSECURED PROMISSORY NOTE

September 8, 2022 $49,567.72

EVO Transportation & Energy Services, Inc., a Delaware corporation (and any successors, the “Company”), hereby promises to pay to Mohsin Y. Meghji, an individual New York resident (and any of its successors or permitted assigns, the “Holder”), the aggregate principal amount of $49,567.72, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note (as defined below).

This Unsecured Promissory Note (this “Note”) was issued pursuant to that certain Exchange Agreement, dated as of September 8, 2022 (the “Exchange Agreement”), by and between the Holder, and the Company, and this Note is the “Takeback Promissory Note” referred to in the Exchange Agreement. Except as defined in Section 3 of this Note or unless otherwise indicated in this Note, capitalized terms used in this Note have the same meanings set forth in the Exchange Agreement as in effect on the date of this Note.

1.
Interest. Interest will accrue on the outstanding and unpaid principal amount of this Note from time to time at a rate per annum equal to the Applicable Interest Rate computed on the basis of a 360 day year and the actual number of days elapsed in any year on the unpaid principal amount of this Note outstanding from time to time. The Company shall pay to the Holder all accrued and unpaid interest in arrears for each calendar quarter on the first day of each April, July, October and January, beginning October 1, 2022 (each, an “Interest Payment Date”) and on the Maturity Date. Except as set forth in Section 2, all interest on this Note payable prior to the Maturity Date may, at the option of the Company in its sole discretion, be paid on each relevant Interest Payment Date either (x) in cash or (y) in kind by capitalizing such interest and adding it to the aggregate principal amount of this Note effective as of the applicable Interest Payment Date (all such capitalized interest being “Capitalized Interest”). All accrued and unpaid interest outstanding on the Maturity Date shall be payable on the Maturity Date in immediately available funds. Interest on this Note that has become Capitalized Interest shall for all purposes of this Note be deemed to be principal of this Note. Capitalized Interest shall be payable in immediately available funds on the date such principal becomes due and payable, whether on the Maturity Date, upon earlier prepayment or otherwise. If any amount of this Note is not paid when due, then all amounts outstanding under this Note shall accrue interest at the Default Rate and shall be payable on demand.

2.
Payments.
(a)
Scheduled Payments. The outstanding principal amount of this Note shall be due and payable on the Maturity Date, together with all accrued and unpaid interest thereon.
(b)
Optional Prepayments. The Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, this Note. In connection with each prepayment of principal under this clause (b), the Company shall also pay all then accrued and unpaid interest hereunder.
(c)
Application of Payments. Payments made in immediately available funds under this Note shall be applied (i) first, to the payment of then accrued and unpaid interest hereunder until all such interest is paid and (ii) second, to the repayment of the principal outstanding hereunder.
(d)
Rights and Remedies. If any amount of this Note is not paid when due, then the Holder may exercise any or all rights, powers and remedies available to the Holder at Law or in equity or otherwise for the protection and enforcement of the rights of the Holder.
3.
Definitions. For purposes of this Note, the following capitalized terms have the following meaning:

“Applicable Interest Rate” means three percent (3.0%) per annum.

“Capitalized Interest” has the meaning specified in Section 1 hereof.

“Default Rate” means four percent (4.0%) per annum.

“Interest Payment Date” has the meaning specified in Section 1 hereof.

“Maturity Date” means September 8, 2027.

“Obligations” means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of the Company under this Note, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

4.
Events of Default. For purposes of this Note, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:
(a)
the Company shall default in the payment of the principal when the same becomes due and payable;
(b)
the Company shall default in the payment of any interest or other amounts under this Note within five (5) Business Days after the date such amount becomes due and payable;
(c)
the Company shall fail to observe or perform any covenant contained in this Note;
(d)
the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(e)
an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect; or
(f)
there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the receipt of notice thereof.

If any Event of Default described in clause (d) or clause (e) above shall occur, the outstanding principal amount of this Note and all other Obligations shall automatically be and become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind all of which are hereby expressly waived by the Company. If any Event of Default (other than any Event of Default described in clause (d) or clause (e) above) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holder may, by notice to the Company, declare all or any portion of the outstanding principal amount of this Note and all or any portion of the other Obligations to be due and payable, whereupon the unpaid amount of this Note and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment. In addition, upon the occurrence of any Event of Default, the Holder may exercise any or all rights, powers and remedies available to the Holder at law or in equity or by statute or otherwise.

5.
Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may not be amended, and no breach or default by the Company under this Note may be waived, unless by a written instrument signed by the Company and the Holder.
6.
Assignment and Transfer. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, transferred or delegated by the Company, without the prior written consent of the Holder. This Note may not be assigned, pledged or encumbered by the Holder in whole or in part without the prior written consent of the Company; provided, that this Note may be (a) transferred and assigned by the Holder, without the prior written consent of the Company, to an Affiliate of Holder (any such Affiliate being referred to herein as a “Permitted Transferee”) so long as Holder provides the Company with at least five (5) Business Days’ prior written notice thereof, and (b) pledged (including by granting any security interest in the Note) to any lender (or any agent or trustee for any lender) of the Holder or any of its Affiliates for collateral security purposes. For purposes of this Section 6, the term “Permitted Transferee” shall also include any member of the family of the Holder (including spouse and issue) and any trust created by the Holder and any transferee by reason of the Holder’s death, whether by will, TOD designation or operation of law, or pursuant to the terms of any trust created by the Holder.
7.
Payments; Notices. Except for payments of interest that are capitalized on an Interest Payment Date in accordance with Section 1 hereof, all payments to be made to the Holder shall be made in the lawful money of the United States of America (the “U.S.”) by wire transfer of immediately available funds. All references herein to “$” shall refer to U.S. Dollars. All notices, demands and other communications to be given or delivered to the Company or the Holder under or by reason of the provisions of this Note will be in writing and will be deemed to have been given (a) when personally delivered, (b) one (1) Business Day after being sent by reputable overnight courier or (c) when transmitted by electronic mail (“e-mail”), to the addresses or e-mail addresses indicated below (unless another address or e-mail address is so specified in writing):

If to the Holder, then to:

Mohsin Y. Meghji

61 I.U. Willets Rd

Old Westbury, NY 11568

E-mail: mmeghji@m3-partners.com

If to the Company, then to:

EVO Transportation

2075 W Pinnacle Peak Road, Suite 130

Phoenix, AZ 85027

Attention: Patrick Seul, General Counsel

Email: patrick.seul@evotransinc.com

with a copy to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention: John Storz
Email: johnstorz@paulhastings.com

8.
Place of Payment. Payments of principal and interest shall be delivered to the Holder in accordance with wire transfer instructions set forth on Schedule 1 attached hereto or as otherwise specified in a written notice by the Holder.
9.
Governing Law and Jurisdiction. All questions concerning the construction, validity, and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflicts of laws provision or rule (whether of the State of New York or any other jurisdiction) that would compel the application of the substantive laws of any jurisdiction other than the State of New York. The Company and Holder irrevocably agree and consent to the exclusive jurisdiction for the resolution of claims, disputes and controversies hereunder of the state courts of New York, New York, and the federal courts of the Southern District of New York. Any action arising out of or relating in any way to any of the provisions of this Note will be brought and maintained in one of such courts. The Company and Holder hereby irrevocably waive any objection that they may now have or hereafter acquire to the laying of venue of any such proceeding brought in these courts and any claim that any proceeding brought in any such court has been brought in an inconvenient forum. The Company and Holder further agree that a final judgment in any proceeding brought in any of these courts will be conclusive and binding upon them and may be enforced in any court of competent jurisdiction located elsewhere.
10.
Waiver of Presentment, Demand and Dishonor. The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment, and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the U.S. Federal Bankruptcy Code or any similar insolvency law, statute, regulation or code of any jurisdiction, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.
11.
Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next day immediately following such day that is a Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.
12.
No Defenses. The Company hereby agrees that its obligation to repay principal and any interest when due hereunder is absolute and unconditional and shall not be subject to refund, return, offset, deduction, cross-collateralization or counterclaim of any kind, and hereby waives all defenses to payment thereof.
13.
Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points, or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.
14.
Collection. The Company agrees to pay, on demand, all costs and expenses (including legal fees and expenses and court costs) incurred by the Holder or any of its Affiliates in connection with the collection or enforcement of this Note or the exercise of rights and remedies hereunder or with respect hereto.
15.
Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS NOTE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
16.
Miscellaneous.
(a)
If any provision of this Note shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, and this Note shall be construed as if any invalid, illegal or unenforceable provisions had not been contained herein.
(g)
Throughout this Note, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to “Sections” and “clauses” shall refer to corresponding Sections and clauses of this Note, unless otherwise provided.
(h)
Section captions used in this Note are for convenience of reference only, and shall not affect the construction of this Note.

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IN WITNESS WHEREOF, the Company has executed and delivered this Unsecured Promissory Note on the date first above written.

EVO TRANSPORTATION & ENERGY SERVICES, INC.

By: /s/ Alexandre Zyngier
Name: Alexandre Zyngier
Title: Chairman of EVO Transportation & Energy Services, Inc. and Authorized Signatory

ACCEPTED AND AGREED:

HOLDER:

/s/ Mohsin Y. Meghji
Mohsin Y. Meghji

[Signature Page to Unsecured Promissory Note]

Schedule 1

Holder Wire Instructions

[Holder to provide]

US 167330728

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 77982555v3" "" NY 77982555v3

LEGAL_US_E # 165502561.1